Exhibit 5.1

ROBINSON BROG LEINWAND GREENE GENOVESE & GLUCK P.C.

875 THIRD AVENUE

NEW YORK, NEW YORK 10022-0123

(212) 603-6300

FAX (212) 956-2164

May 13, 2016

xG Technology, Inc.

240 S. Pineapple Avenue, Suite 701
Sarasota, FL 34236

Gentlemen:

We have acted as special counsel to xG Technology, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (File No. 333-197820) as amended through the date hereof, (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the related prospectus, dated August 21, 2014,  and a prospectus supplement dated May 13, 2016 (the “Prospectus Supplement”) to the prospectus which forms a part of the Registration Statement, relating to the public offering of 14,000,000 Units (the “Units”) to be issued by the Company, each of which consists of (i) one share of the Company’s common stock, par value $0.00001 per share (the “Shares”) and (ii) one warrant (the “Warrants”) to purchase one share of the company’s common stock, par value $0.00001 per share (the “Warrant Shares”) pursuant to the Subscription Agreements, dated May 12, 2016, by and between the Company and certain accredited investors (the “Subscription Agreement”) and the Placement Agency Agreement, dated May 12, 2016, by and between the Company and the placement agent (the “Placement Agency Agreement”).

In connection with this matter, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) Certificate of Incorporation of the Company, as amended to date, (b) By-laws of the Company, as amended to date, (c) the Registration Statement and all exhibits thereto, (d) the Prospectus Supplement, (e) the Subscription Agreement and (f) the Placement Agency Agreement and all exhibits thereto. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and their representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

We are members of the Bar of the State of New York. We do not hold ourselves out as being conversant with, or expressing any opinion with respect to, the laws of any jurisdiction other than the Federal laws of the United States of America, the laws of the State of New York, and the Delaware General Corporation Law (the "DGCL"). Accordingly, the opinions expressed herein are expressly limited to the Federal laws of the United States of America, the laws of the State of New York, and the DGCL.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that the Units, the Shares and the Warrant Shares, when and to the extent issued and sold in exchange for payment in full to the Company of all consideration required therefor as applicable, and as described in the Registration Statement, the Prospectus Supplement, and the Purchase Agreement, will be validly issued, fully paid and non-assessable.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and the Prospectus Supplement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed on May 13, 2016, incorporated by reference into the Registration Statement, and to the use of our name as it appears under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Robinson Brog Leinwand Greene Genovese & Gluck P.C.
Robinson Brog Leinwand Greene Genovese & Gluck P.C.